Exhibit 99.2

1847 Goedeker to Host Investor Update Call on Appliances Connection Acquisition
Today at 4:15 pm ET

BALLWIN, Mo. – November 24, 2020 (GLOBE NEWSWIRE) – 1847 Goedeker Inc. (NYSE American: GOED) (“Goedeker’s” or the “Company”), a one-stop e-commerce destination for appliances, furniture, home goods, and related products, will host a conference call and webcast today, November 24, at 4:15 p.m. ET to discuss and answer questions about the Company’s recently announced acquisition of Appliances Connection, ranked #1 in online appliance retail by USA Today.

Event:	1847 Goedeker Provides Update on Appliances Connection Acquisition
Date:	Tuesday, November 24, 2020
Time:	4:15 p.m. Eastern Time
Live Call:	+1-888-869-1189 (U.S. Toll-Free) or +1-706-643-5902 (International)
Conf. ID:	8796613
Webcast:	https://event.on24.com/wcc/r/2850126/729806D7C1391EFF4FFEB8EAC04F9E28

A webcast and slide presentation of the call will be available through the “Investors” section of Goedeker’s website or the link above and a recording will be made available following the close of the call. To access the webcast, please visit this link at least 15 minutes prior to the call to register, download, and install any necessary audio software. A copy of the slide presentation will be made available under the “Events & Presentations” section of the Company’s Investor Relations website prior to the call.

About 1847 Goedeker Inc.

1847 Goedeker is an industry leading e-commerce destination for appliances, furniture, and home goods. Since its founding in 1951, Goedeker’s has transformed from a local brick and mortar operation serving the St. Louis metro area to a respected nationwide omnichannel retailer that offers one-stop shopping for national and global brands. While the Company maintains its St. Louis showroom, over 90% of sales are placed through its website (www.goedekers.com). Goedeker’s provides visitors an easy to navigate shopping experience and offers more than 185,000 items organized by category and product features. Specialization in the home category has enabled Goedeker’s to build a shopping experience and an advanced logistics infrastructure that is tailored to the unique characteristics of the market. Learn more at www.goedekers.com.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on 1847 Goedeker Inc.’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date, and 1847 Goedeker Inc. undertakes no duty to update such information except as required under applicable law.

Contact:

Dave Gentry, CEO

RedChip Companies

Office: 1.800.RED.CHIP (733.2447)

Cell: 407.491.4498

dave@redchip.com

SOURCE: 1847 Goedeker Inc.